Exhibit 99.1 – Press release dated October 26, 2016

Kuala Lumpur, Malaysia – Median Group Inc. is pleased to announce that its wholly owned subsidiary Grid Mobile Sdn Bhd (“Grid Mobile”) today signed a Collaboration Agreement with 1Machine System Sdn Bhd (“1Machine”) to have 1Machine to distribute its branded “PERISAI” software to Grid Mobile’s affiliates and partners’ customer/member base on a revenue share model.

Grid Mobile, a private limited company incorporated in Malaysia, is a distributor of mobile telecommunication products and services in Malaysia. 1Machine is a Malaysian-based technology company in the business of internet security solutions primarily anti-virus, security and maintenance tools for mobile services and computers under the brand name PERISAI.

Pursuant to the collaboration agreement, 1Machine will revenue share with Grid Mobile any sale of 1Machine’s software, both freeware and payware, to Grid Mobile’s affiliates’ and partners’ members. Conversely, Grid Mobile will revenue share with 1Machine for any sales derived from 1Machine’s own distribution network and platform.

Grid Mobile being a new player in the telecommunication industry that emphasised on fintech offerings believe that security is paramount for its partners’ customer/member base. For that reason, it is honoured to forge this strategic relationship with 1Machine, a Malaysian company with distribution network in Southeast Asia.

Recently last September, 1Machine was awarded a two-year contract in Philippines worth USD1.3 million for provision of security software for mobile phones in the Philippines. Earlier in March 2015, it also entered into a Memorandum Agreement with an established business entity in Kuwait to supply its Perisai internet security software over a period of 15 years covering personal, professional and business packages.

“We believe this collaboration will be a stepping stone which will catapult our business into the market and at the same time, open up the vast opportunities of our partners’ trade. We are confident that our business marriage with 1Machine will contribute positively to our bottom line in 2017. ” said Zalifah Zakaria, Director of Grid Mobile

Mr. Abbyamir Sapie, Chief Executive Officer of 1Machine stated, “this cooperation with Grid Mobile is deemed to be a windfall for us as we believe in the business prospects of our new partner and its market reach which will tremendously benefitted us”.

About Median Group Inc.

Median Group Inc. (“Median”) is a company incorporated in Texas and quoted on the Over-the-Counter (“OTC”) market in United States. Its ticker symbol is CHMD.

Median aims to become a leading mobile service and technology provider focusing on mobile communications and applications, financial technology and services (“fintech”) in addition to digital market place to closed-group communities. The Company’s mission is to best serve the community through building digital technology eco-system. Median is headquartered in Kuala Lumpur, Malaysia.

For more information about Median, please visit: www.mediangroupinc.com.

About Grid Mobile Sdn Bhd

Grid Mobile, a wholly-owned subsidiary of Median is a company incorporated in Malaysia that offers telco products and services under the brand name “Grid Mobile”. Its offerings are telecommunication services, real-time transaction and payment platforms to meet its aspiration to be a leading provider of telecommunications, financial, entertainment and travel products and services to the communities.

About 1Machine System Sdn Bhd

1Machine is a company incorporated in Malaysia and is a technology company in the business of internet security solutions primarily anti-virus, security and maintenance tools for mobile services and computers under the brand name “PERISAI”.

For more information about 1Machine, please visit: www.perisai.com.

Safe Harbour Disclaimer:

Cautionary Language Concerning Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Median's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Median's filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting Median Group Inc. please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov. Median Group Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.